                                              BASF PHARMACEUTICAL BUSINESS
                                            CONSOLIDATED STATEMENTS OF INCOME
                                                   (EUROS IN MILLIONS)


                                                 YEAR ENDED DECEMBER 31,

                                                         NOTE                   2000                1999
                                                   ----------------  ----------------   -----------------
Sales                                                                Euro    2,532.4    Euro     2,401.6
Cost of sales                                                                  623.5               719.7
                                                                     ----------------   -----------------
GROSS PROFIT ON SALES                                                        1,908.9             1,681.9
Selling expenses                                                             1,014.6               945.5
General and administrative expenses                                             86.5                92.0
Research and development expenses                                              394.1               342.7
Other operating income                                   5                     184.3                91.4
Other operating expenses                                 6                     338.6               325.4
                                                                     ----------------   -----------------
INCOME FROM OPERATIONS                                                         259.4                67.7
Expense/income from financial assets                                            42.3                 3.0
Write-downs of, and losses from, retirement of
financial assets as well as securities held as current
  assets                                                                         2.3                 1.1
Interest result                                                                 24.9                 8.1
                                                                     ----------------   -----------------
FINANCIAL RESULT                                         7                      64.9                10.0
                                                                     ----------------   -----------------
INCOME BEFORE TAXES AND MINORITY INTERESTS                                     324.3                77.7
Income taxes                                             8                     118.1                76.1
                                                                     ----------------   -----------------
INCOME BEFORE MINORITY INTERESTS                                               206.2                 1.6
Minority interests                                       9                      13.4                 9.3
                                                                     ----------------   -----------------
NET INCOME                                                                     192.8                -7.7


         The accompanying notes are an integral part of these Consolidated Financial Statements.

                                              BASF PHARMACEUTICAL BUSINESS
                                               CONSOLIDATED BALANCE SHEETS
                                                   (EUROS IN MILLIONS)


                                                     AT DECEMBER 31,


                                                        NOTE              2000            1999
                                                   --------------    --------------   -------------
ASSETS
Intangible assets                                        11          Euro    400.0    Euro   510.8
Property, plant and equipment                            12                  502.4           603.9
Financial assets                                         13                  136.8           112.2
                                                                     --------------   -------------
FIXED ASSETS                                                               1,039.2         1,226.9
Inventories                                              14                  243.0           286.0
Accounts receivable, trade                                                   571.2           432.6
Receivables from affiliated companies                                      1,022.0           473.4
Miscellaneous receivables and other assets                                    70.8            78.0
                                                                     --------------   -------------
Receivables and other assets                             15                1,664.0           984.0
Marketable securities                                                         32.3            34.7
Cash and cash equivalents                                                    102.9           117.7
Liquid funds                                                                 135.2           152.4
                                                                     --------------   -------------
CURRENT ASSETS                                                             2,042.2         1,422.4
DEFERRED TAXES                                           8                   236.4           229.3
PREPAID EXPENSES                                         17                   92.4            10.8
                                                                     --------------   -------------
TOTAL ASSETS                                                               3,410.2         2,889.4
STOCKHOLDERS' EQUITY AND LIABILITIES
Subscribed capital                                       18                   22.0           511.3
Capital surplus                                          18                1,202.1           346.8
Retained earnings                                        19                  351.8           187.3
Currency translation adjustment                                              222.3           208.5
Minority interests                                       20                  147.0           172.7
                                                                     --------------   -------------
STOCKHOLDERS' EQUITY                                                       1,945.2         1,426.6
Provisions for pensions and similar obligations          21                  330.3           363.5
Provisions for taxes                                                          71.2            60.6
Other provisions                                         22                  434.5           407.0
                                                                     --------------   -------------
PROVISIONS                                                                   836.0           831.1
Bonds and other liabilities to capital market            23                    4.7             4.0
Liabilities to credit institutions                       23                   63.0            40.7
Accounts payable, trade                                                      157.0           140.1
Liabilities to affiliated companies                                          245.5           343.5
Miscellaneous liabilities                                23                  114.6            95.0
                                                                     --------------   -------------
LIABILITIES                                                                  584.8           623.3
DEFERRED INCOME                                                               44.2             8.4
                                                                     --------------   -------------
TOTAL STOCKHOLDERS' EQUITY AND LIABILITIES                                 3,410.2         2,889.4


         The accompanying notes are an integral part of these Consolidated Financial Statements.

                                             BASF PHARMACEUTICAL BUSINESS
                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (EUROS IN THOUSANDS)


                                                YEAR ENDED DECEMBER 31,


                                                                         2000            1999
                                                                  -------------   ------------
Net income                                                        Euro  192,784   Euro  (7,674)
Depreciation of fixed assets                                            249,593        256,217
Changes in long-term provisions                                          (2,074)       (22,411)
Other non-cash items                                                      7,385        (64,531)
(Gains)/ losses from disposal of fixed assets and securities            (62,858)        (2,399)
Changes in inventories                                                   42,936        (20,002)
Changes in receivables                                                 (210,651)       (76,663)
Changes in other operating liabilities                                   15,183        318,562
                                                                  -------------   ------------
CASH PROVIDED BY OPERATING ACTIVITIES                                   232,298        381,099
                                                                  -------------   ------------
Additions to tangible and intangible fixed assets                      (124,872)      (159,320)
Additions to financial assets and securities                           (348,607)      (355,845)
Payments related to acquisitions
Proceeds from divestitures                                               60,844
Proceeds from the disposal of fixed assets and securities               134,365         45,942
                                                                  -------------   ------------
CASH USED IN INVESTING ACTIVITIES                                      (278,270)      (469,223)
                                                                  -------------   ------------
Proceeds from capital increases / Payments from capital decreases       (11,528)        (1,917)
Proceeds from the addition of financial indebtedness                     22,015
Repayment of financial indebtedness                                     (33,170)      (105,797)
Transfer of losses                                                       72,889        198,323
Dividends paid to minority shareholders                                 (19,030)        (3,805)
                                                                  -------------   ------------
CASH USED IN FINANCING ACTIVITIES                                        31,176         86,804
                                                                  -------------   ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                 (14,796)        (1,320)
                                                                  -------------   ------------
Cash and cash equivalents as of beginning of year                       117,695        119,015
                                                                  -------------   ------------
CASH AND CASH EQUIVALENTS AS OF END OF YEAR                             102,899        117,695
Marketable securities                                                    32,360         34,761
                                                                  -------------   ------------
LIQUID FUNDS AS SHOWN ON THE BALANCE SHEET                        Euro  135,259   Euro 152,456


         The accompanying notes are an integral part of these Consolidated Financial Statements.

                          BASF PHARMACEUTICAL BUSINESS
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF ACCOUNTING POLICIES

(a) BASIS OF PRESENTATION

          These Consolidated Financial Statements of the BASF Pharmaceutical Business have been prepared in accordance with section 10.9 of the Purchase Agreement dated December 14, 2000 between BASF Aktiengesellschaft and Abbott Laboratories. The format of these consolidated financial statements is that required by item 17 of Form 20-F under the United States securities laws.

          The Consolidated Financial Statements of the BASF Pharmaceutical Business are based on the accounting and valuation principles of the German Commercial Code (Handelsgesetzbuch) and the German Stock Corporation Act (Aktiengesetz). The accounting principles conform to generally accepted accounting principles in the United States (U.S. GAAP) to the extent permissible under the German Commercial Code. The reconciliation of remaining significant deviations to U.S. GAAP is described in Note 2 to these Consolidated Financial Statements.

          On January 1, 1999, the euro was introduced as the common legal currency of 11 member states of the European Economic and Monetary Union, including Germany. BASF has adopted the euro as its reporting currency in its Consolidated Financial Statements and translated all German mark (DM) amounts at the fixed exchange rate for German marks to euro applicable since January 1, 1999 (Euro 1 = DM 1.95583) for all periods presented. All monetary amounts shown in the Consolidated Financial Statements are expressed in millions of euros.

(b) SCOPE OF CONSOLIDATION

          The following companies are included in the consolidated financial statements for the BASF Pharmaceutical Business. Subsidiaries whose impact on the net worth, financial position and results of the Pharmaceutical Business are immaterial, individually and in the aggregate, are excluded from the scope of consolidation.


COMPANY                                                                                COUNTRY
BASF Pharma Holding GmbH, Ludwigshafen (parent company, since January 1, 2000)         Germany
Transpharm GmbH, Ludwigshafen (since January 1, 2000)                                  Germany
Lupharma GmbH, Ludwigshafen                                                            Germany
Knoll AG, Ludwigshafen                                                                 Germany
Knoll Deutschland GmbH, Ludwigshafen                                                   Germany
Ravizza Farmaceutici Spa., Muggio                                                      Italy
EBEWE Arzneimittel Ges.m.b.H., Unterach                                                Austria
Knoll-BioResearch S.A., San Antonino                                                   Switzerland
Knoll AG, Liestal                                                                      Switzerland
Knoll B.V., Amsterdam                                                                  Netherlands
Knoll Ltd., Nottingham                                                                 United Kingdom
BASFIN UK, Nottingham (Branch of BASFIN Corp./USA, until December 31, 1999)            United Kingdom
Knoll Farmaceutici Spa., Milano                                                        Italy
Laboratorios Knoll S.A., Madrid                                                        Spain
Laboratoires Knoll France S.A., Levallois-Perret                                       France
Knoll Belgium N.V./S.A., Brussels                                                      Belgium
BASF Pharmaceuticals, Puerto Rico (Branch of Knoll B.V., Amsterdam)                    Puerto Rico
BASF Pharmaceutical Group                                                              USA/Canada
Quimica Knoll de Mexico S.A. de C.V., Mexico City                                      Mexico
Knoll Argentina S.A., Buenos Aires                                                     Argentina
Knoll Produtos Quimicos e Farmaceuticos Ltda., Rio de Janeiro                          Brazil
Knoll Colombiana S.A., Bogota                                                          Colombia
Knoll Alman Ilac ve Ecza Tic. Ltd. Sti., Istanbul                                      Turkey
Knoll International Private Ltd., Bombay                                               India
Knoll Pharmaceuticals Ltd., Bombay                                                     India
Knoll Pharmaceuticals Ltd., Karachi                                                    Pakistan
Knoll Australia Pty. Ltd., Lane                                                        Australia
Hokuriku Seiyaku Co. Ltd., Katsuyama                                                   Japan


BASF Pharmaceutical Group, USA/Canada, includes

o        BASF Pharmaceutical Corporation, Mount Olive/N.J. (parent company)            USA
o        Knoll Pharmaceutical Company, Mount Olive/N.J.                                USA
o        BASF Bioresearch Corporation, Mount Olive/N.J.                                USA
o        Knoll Pharma Manufacturing Inc., Mount Olive/N.J. (until December 31, 1999)   USA
o        Knoll Pharma Inc., Markham, Ontario                                           Canada


          The following shows the Company structures as of the balance sheet dates and the reorganisation of the company structure:

          1999:
          The financial statements of Knoll AG (a 100 percent subsidiary of BASF Aktiengesellschaft), Knoll Pharmaceutical Company and BASF Bioresearch Corporation (both 100 percent subsidiaries of BASF Corporation), consolidated with their subsidiaries, were combined.

          2000:
          On July 31, 2000, a series of transactions transferred ownership of Knoll Pharmaceutical Company, Knoll Pharma Inc. and BASF Bioresearch Corporation from BASF Corporation to BASF Pharmaceutical Corporation. BASF Pharmaceutical Corporation and its subsidiaries were then transferred via BASFIN Corp. to BASF Aktiengesellschaft.

          The following transactions took place on November 27, 2000. Most of the consolidated subsidiaries of Knoll Aktiengesellschaft were contributed to Transpharm GmbH and Lupharma GmbH, which were subsequently sold to BASF Aktiengesellschaft, which contributed both companies and 96 percent of its shares in Knoll Aktiengesellschaft to BASF Pharma Holding GmbH, a 100 percent subsidiary of BASF Aktiengesellschaft. BASF AG then transferred all of the outstanding shares of BASF Pharmaceutical Corporation via BASF Pharma Holding GmbH to Lupharma GmbH.

          The assets and liabilities transferred in the above transactions have been accounted for at historical cost in a manner similar to that in pooling of interests accounting.

          The financial statements as of December 31, 2000 include BASF Pharma Holding GmbH, which holds 94 percent of Knoll Aktiengesellschaft and -via its subsidiaries Lupharma GmbH and Transpharm GmbH- most of the other consolidated companies. The 6 percent share of BASF Aktiengesellschaft in Knoll AG was not shown as a minority interest, but as an additional capital surplus.

These transactions affected the paid-in-capital of the BASF Pharmaceutical Business, as described under Note 13.

          LIST OF SHAREHOLDINGS: A list of companies included in the Consolidated Financial Statements as well as a list of all companies in which BASF Pharma has a participation is provided separately.

(c) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BALANCE SHEET DATE: The Consolidated Financial Statements are generally prepared using the individual financial statements of the companies forming part of the group (hereinafter referred to as "consolidated companies"). Such financial statements are generally prepared as of the balance sheet date of the Consolidated Financial Statements. In certain cases, interim financial statements as of the balance sheet date of the Consolidated Financial Statements are prepared and used.

         UNIFORM VALUATION: Assets and liabilities of consolidated companies are accounted for and valued uniformly in accordance with the principles described herein. Where the accounting and valuation methods applied in the financial statements of the consolidated companies differ from these principles, appropriate adjustments are made to the relevant items.

         ELIMINATIONS: Balances and transactions between consolidated companies are eliminated in full. Intercompany profits resulting from sales between consolidated companies are eliminated.

         CAPITAL CONSOLIDATION: Capital consolidation is based on a method equivalent to the purchase method required under U.S. GAAP. At the time of acquisition, the acquisition cost of participations is offset against the proportionate share of equity acquired. Differences arising are allocated to the assets or liabilities of the acquired company up to their fair values or capitalized as intangible fixed assets. Differences not allocated to individual assets are capitalized as goodwill and amortized within the expected useful life, within a period of five years.

         REVENUE RECOGNITION: Revenues from product sales and the performance of services are recognized upon shipment to customers or performance of services. Provisions for discounts, sales returns, rebates to customers, estimated future warranty obligations and other claims are provided for in the same period the related sales are recorded.

         RESEARCH AND DEVELOPMENT: Internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved.

         INTANGIBLE ASSETS: Intangible assets are valued at acquisition cost less scheduled straight-line amortization.

                                                            ESTIMATED
                                                              LIVES
                                                            ---------
         Goodwill........................................         5
         Product rights and licenses.....................      3-15
         Marketing, supply and similar rights............      4-20
         Know-how and patents............................      5-15
         Software........................................       3-5
         Other rights and values.........................      5-25


         The Company evaluates goodwill and other intangible assets whenever significant events or changes in circumstances occur which might impair recovery of recorded asset costs.

         PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at acquisition or production cost less scheduled depreciation over their estimated useful lives. Low-value assets are fully depreciated in the year of acquisition and are shown as retirements. Movable fixed assets are mostly depreciated by the declining balance method, with a change to straight-line depreciation if this results in higher depreciation rates. Immovable fixed assets are depreciated using the straight-line method.

         The average periods of depreciation are as follows:

                                                                 ESTIMATED
                                                                   LIVES
                                                                 ---------
         Building and structural installations................      21
         Industrial plant and machinery.......................      12
         Working and office equipment and other facilities....       4


         Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In performing this review of recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying value of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets that the Company expects to hold and use is based on the fair value of the asset, which is usually based on the expected future discounted cash flows. Generally, long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

         FINANCIAL ASSETS: Shares in affiliated and associated companies and other participations and securities held as fixed assets are shown at acquisition cost or, where an other-than-temporary impairment of value occurs, at the appropriate lower values.

         Loans are stated at cost or, in the case of non-interest-bearing loans or loans at below market interest rates, at their present value. Loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due. In such circumstances, the Company recognizes an impairment loss based on the estimated fair value of the loan.

         INVENTORIES: Inventories are carried at the lower of acquisition or production costs or market values, as appropriate. These lower values are the replacement costs of raw materials and factory supplies and merchandise and, in the case of work in process and finished products, the expected sales proceeds less costs to be incurred prior to sale and an average profit margin or costs of reproduction. Production costs include, in addition to direct costs, an appropriate allocation of production overhead using normal utilization rates of the production plants. Financing costs are not included.

         RECEIVABLES AND OTHER ASSETS: Receivables are generally carried at their nominal value. Risks of collectibility and transferability are covered by appropriate valuation allowances.

         SECURITIES: Securities held as fixed assets as well as marketable securities are valued individually at cost or at lower quoted or market values.

         DEFERRED TAX ASSETS: Deferred tax assets are recorded for taxable temporary differences between the valuation of assets and liabilities in the financial statements of the consolidated companies and the carrying amounts for tax purposes using the tax rates applicable in the individual countries. If the expected future earnings of a company make it seem more likely than not that the tax benefits will not be realized, appropriate valuation allowances are made.

         PROVISIONS: Provisions for pensions of German and foreign subsidiaries are based on actuarial computations according to the projected unit credit method. Similar obligations, especially those arising from promises made by North American group companies to pay the health care costs and life insurance premiums of retired staff and their dependents, are included in pension provisions.

         Tax provisions are recognized for income taxes and other taxes in the amount necessary to meet the expected payment obligations, less any prepayments which have been made. Provisions for deferred taxes are recognized for a net liability from taxable temporary differences between the valuation of assets and liabilities in the financial statements of the consolidated companies and the carrying amounts for tax purposes, using the tax rates applicable in the individual countries.

         Other provisions are recorded for the expected amounts of liabilities and probable losses from pending transactions. Maintenance provisions are established to cover omitted maintenance procedures as of end of the year, expected to be incurred within the first three months of the following year. The amount provided is based on reasonable commercial judgement.

         Provisions for sale and purchase risks cover discounts, rebates, contractual customer bonuses, product liability, warranties and compensation claims of commercial agents, and for purchases, sundry accruals for purchases and provisions for losses on committed purchases/other obligations.

         Environmental expenditures that relate to an existing condition caused by past operations and prescribed by current legal requirements that do not have future economic benefit are expensed. Liabilities for these expenditures are recorded on an undiscounted basis when environmental assessments or clean-ups are probable and the costs can be reasonably estimated.

         Provisions for restructuring measures are recorded when a commitment from management exists and a detailed plan has been established. Such provisions include severance payments and other personnel-related costs as well as specific site restructuring costs such as the costs for demolition and closure.

         Provisions for long-service and anniversary bonuses are actuarially calculated using an interest rate predominantly of 5.5%. For short-time working programs for those nearing retirement, the present value of promised top-up payments are set aside in full and the wage and salary payments due during the passive phase of agreements are accrued through installments, discounted at an interest rate of 5.5%.

         CONVERSION OF FOREIGN CURRENCY ITEMS: The cost of assets acquired in foreign currencies and revenues from sales in foreign currencies are recorded at current rates on transaction dates. Short-term foreign currency receivables and liabilities are valued at the rate on the balance sheet date. Long-term foreign currency receivables are recorded at the rate prevailing on the acquisition date or at the lower rate on the balance sheet date. Long-term foreign currency liabilities are recorded at the rate prevailing on the acquisition date or at the higher rate on the balance sheet date.

         DERIVATIVE FINANCIAL INSTRUMENTS: The Company uses derivative financial instruments to manage foreign currency, interest rate and commodity price risks arising from booked, pending and planned underlying activities. Foreign currency receivables or liabilities that are hedged are recognized at forward rates and option strike prices. Profits from foreign currency derivatives that cannot be allocated to a particular underlying transaction are realized upon maturity. Unrealized losses from forward foreign exchange contracts and currency options, which cannot be allocated to a particular underlying transactions are recognized currently in earnings and included in provisions.

         TRANSLATION OF FOREIGN CURRENCY STATEMENT: The translation of foreign currency financial statements is based upon the method required by Statement of Financial Accounting Standard (SFAS) No. 52, "Foreign Currency Translation." The local currency is the functional currency in North America and Japan, the euro is the functional currency in the other countries.

         Where the local currency is the functional currency, balance sheet items are translated to euros at year-end rates, expenses and income at quarterly average rates and equity accounts at historical rates. The effects of rate changes are shown as "currency translation adjustment" and reported as a separate component of equity.

         Where the euro is the functional currency, non-monetary assets and liabilities carried at historical values are translated using historical rates, monetary assets and liabilities (and any non-monetary assets and liabilities carried at fair value) are translated using the year-end rates and expenses and income are converted at quarterly average rates, except for those items derived from balance sheet items converted at historical rates, which are also translated at historical rates. Foreign exchange gains or losses resulting from the remeasurement process are included in other operating expenses or income.

         EARNINGS PER SHARE: Since the parent company BASF Pharma Holding GmbH, does not have publicly traded common stock, earnings per share are not disclosed.

         USE OF ESTIMATES IN FINANCIAL STATEMENT PREPARATION: The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. In the preparation of these Consolidated Financial Statements, estimates and assumptions have been made by management concerning the selection of useful lives of property, plant and equipment and intangible assets, the measurement of provisions, the carrying value of investments and other similar evaluations of assets and obligations. Actual results could differ from those estimates.

2.  RECONCILIATION TO U.S. GAAP

         The Consolidated Financial Statements comply with U.S. GAAP as far as permissible under German GAAP. The remaining differences between German and U.S. GAAP relate to valuation methods that are required under U.S. GAAP but are not permissable under German GAAP.

         The following is a summary of the significant adjustments to net income and stockholders' equity that would be required if U.S. GAAP had been fully applied rather than German GAAP.

                                                                      YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------
RECONCILIATION OF NET INCOME TO U.S. GAAP               NOTE                2000              1999
                                                        ----                ----              ----
                                                                         (EUROS IN MILLIONS)
Net income as reported in the Consolidated Financial
Statements of income under German GAAP                                   Euro 192.8        Euro  -7.7
Adjustments required to conform with U.S. GAAP:
Capitalization of interest                              (a)                    -2.8               0.3
Capitalization of software developed for internal use   (b)                     5.5               6.0
Valuation of securities                                 (c)                       -
Other adjustments                                       (d)                    -8.7               1.2
Deferred taxes                                          (e)                    -9.8             -13.0
Minority interests                                      (f)                    -1.6                 -
                                                                         ----------        ----------
NET INCOME IN ACCORDANCE WITH U.S. GAAP                                  Euro 175.4        Euro -13.2


                                                                        YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------
RECONCILIATION OF STOCKHOLDER'S EQUITY TO U.S. GAAP     NOTE                   2000              1999
                                                        ----                   ----              ----
                                                                         (EUROS IN MILLIONS)
Stockholders' equity as reported in the consolidated
balance sheets under German GAAP                                       Euro 1,951.6      Euro 1,426.6
Minority interests                                                           -147.0            -172.7
                                                                       ------------      ------------
Stockholders' equity excluding minority interests                           1,804.6           1,253.9
Adjustments required to conform with U.S. GAAP:
Capitalization of interest                              (a)                     4.6               6.5
Capitalization of software developed for internal use   (b)                    11.5               6.0
Valuation of securities                                 (c)                     4.3               5.1
Other adjustments                                       (d)                    -8.2               1.9
Deferred taxes                                          (e)                    14.9              24.3
Minority interests                                      (f)                    -2.2              -0.6
                                                                       ------------      ------------
STOCKHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP                      Euro 1,829.5      Euro 1,297.1


(a) CAPITALIZATION OF INTEREST

         For U.S. GAAP purposes, the Company capitalizes interest on borrowings during the active construction period of major capital projects. Capitalized interest is added to the cost of the underlying assets and is amortized over the useful lives of the asset. The capitalization of interest relating to capital projects is not permissible under German GAAP.

         In calculating capitalized interest, the Company has made assumptions with respect to the capitalization rate and the average amount of accumulated expenditures. The Company's subsidiaries generally use the entity specific weighted average borrowing rate as the capitalization rate.

(b) CAPITALIZATION OF SOFTWARE DEVELOPED FOR INTERNAL USE

         In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP provides guidance with respect to accounting for the various types of costs incurred for computer software developed or obtained for the Company internal use. The Company adopted SOP 98-1 as of January 1, 1999 resulting in the subsequent capitalization and depreciation of certain costs, which have been expensed under German GAAP.

(c) VALUATION OF SECURITIES

         Under U.S. GAAP, available-for-sale securities are recorded at market values on the balance sheet date. The effect of the change in valuation is immediately recognized in a separate component of shareholders' equity. Realized profits and losses are credited or charged to income, as are other than temporary impairments of value. The major part of securities and other investments are considered to be available-for-sale. Under German GAAP, such securities and other investments are valued at the lower of acquisition costs or market value at the balance sheet date.

(d) OTHER ADJUSTMENTS

         This caption includes the reversal of maintenance provisions and other items. German GAAP requires companies to accrue for omitted maintenance procedures as of the end of the year, expected to be incurred within the first three months of the following year. Such costs would be expensed as incurred under U.S. GAAP. The amounts included in the reconciliation of net income related to the maintenance provision were Euro (1.6) million in 2000 and Euro 1.6 million in 1999 and in the reconciliation of shareholders' equity were nil in 2000 and Euro 1.6 million in 1999.

         US-GAAP, precludes the use of sale leaseback accounting for transactions in which an unsecured guarantee is provided by an affiliated company. The reversal of sale leaseback accounting applied to the February 2000 transaction by BASF Bioresearch Corporation results in a reduction of income of Euro 4.1 million and of shareholder's equity of Euro 3.2 million in 2000.

(e) DEFERRED TAXES

         The adjustments for deferred taxes primarily relate to the aforementioned U.S. GAAP reconciling items. Furthermore, German GAAP does not allow companies to recognize deferred tax assets on tax loss carryforwards. Such deferred tax assets of Euro 18.0 million (1999: Euro 31.1 million) have been included in the reconciliation to U.S. GAAP. This amount also includes deferred taxes related to currency translation adjustments.

(f) MINORITY INTERESTS

         The share of minority shareholders' in the aforementioned reconciliation items to U.S. GAAP of net income and stockholders' equity are reported separately.

NEW U.S. GAAP ACCOUNTING STANDARDS NOT YET ADOPTED

         In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" which defers the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133, "Accounting for Derivative Instruments and Hedging activities," (SFAS No. 133), issued in June 1998, and SFAS No. 138, an amendment of SFAS No. 133, issued in June 2000, require that all derivative financial instruments be reflected on the balance sheet at fair value, with changes in fair value recognized periodically in earnings or as a component of other comprehensive income, depending on the nature of the underlying item being hedged. In the event that an entity does not effectively hedge against an underlying item, changes in the fair value of the derivative will be recognized currently in the statement of operations. The Company has prepared for the adoption of this statement in its Consolidated Financial Statements for the fiscal year 2001.

REPORTING OF COMPREHENSIVE INCOME

         Comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income", includes the impact of revenues, gains, expenses and losses that under U.S. GAAP are not included in net income.

                                                              YEAR ENDED DECEMBER 31
COMPREHENSIVE INCOME                                            2000           1999
                                                            -----------    -----------
                                                                (EUROS IN MILLIONS)
Net income in accordance with U.S. GAAP                     Euro  175.4    Euro  -13.2
Other comprehensive income, net of tax:
Foreign currency translation adjustments                           13.7          148.9
Unrealized holding gains on securities                                -           -0.4
Deferred taxes                                                     -0.3           -3.2
                                                            -----------    -----------
Other comprehensive income (loss), net of tax                      13.4          145.3
                                                            -----------    -----------
Comprehensive income, net of tax                            Euro  188.8    Euro  132.1


                                                               YEAR ENDED DECEMBER 31
STATEMENT OF STOCKHOLDER'S EQUITY                                2000          1999
                                                            -------------  -------------
                                                                  (EUROS IN MILLIONS)
Stockholders' equity according to U.S.
  GAAP before accumulated other comprehensive
  income                                                    Euro  1,611.5  Euro  1,092.5
Accumulated other comprehensive income:
Foreign currency translation adjustments                            222.2          208.6
Unrealized holding gains on securities                                0.3            0.3
Deferred taxes                                                       -4.5           -4.3
                                                            -------------  -------------
Accumulated other comprehensive income                              218.0          204.6
                                                            -------------  -------------
Total stockholders' equity according
  to U.S. GAAP including comprehensive
  income                                                    Euro  1,829.5  Euro  1,297.1


3.  SEGMENT REPORTING

          The BASF Pharmaceutical Business conducts its operations as one segment: production and marketing of ethical drugs. The following shows the breakdown by regions for the years ended December 31:

                                                                 NORTH                       ASIA
                                                    THEREOF     AMERICA                    PACIFIC
                                        EUROPE      GERMANY     (NAFTA)    SOUTH AMERICA AREA, AFRICA    TOTAL
                                     -----------  ----------- ------------ ------------- ------------ ------------
                                                                  (EUROS IN MILLIONS)
2000
Location of customers
Sales                                Euro  841.2  Euro  179.7 Euro 1,069.2   Euro  171.7   Euro 450.3 Euro 2,532.4
Share (%)                                   33.2          7.1         42.2           6.8         17.8        100.0
Location of companies
Sales                                      951.3        361.2      1,056.0         156.1        369.0      2,532.4
Income from operations                     -92.4       -187.4        295.5          24.8         31.5        259.4
Additions to tangible and                   51.3         27.5         41.1           4.2          8.9        105.5
intangible fixed assets
Assets                                   1,427.2        775.2      1,308.6         100.6        573.8      3,410.2

1999
Location of customers
Sales                                Euro  641.5  Euro  238.1 Euro 1,195.3   Euro  168.1   Euro 396.7 Euro 2,401.6
Share (%)                                   26.7          9.9         49.8           7.0         16.5        100.0
Location of companies
Sales                                    1,099.9        480.1        894.5         134.2        273.0      2,401.6
Income from operations                    -106.5       -211.5        121.4          25.5         27.3         67.7
Additions to tangible and                   61.2         37.2         23.3           7.4         15.8        107.7
intangible fixed assets
Assets                                   1,203.1        642.0        997.8          84.7        603.8      2,889.4


 4.  OTHER OPERATING INCOME

                                                2000                    1999
                                            -----------              ---------
                                                     (EUROS IN MILLIONS)
Release of provisions                       Euro   32.9              Euro  9.7
Gains from foreign currency
  transactions and conversion                      36.0                   44.9
Gains from disposal of assets                      67.4                    0.1
Other                                              48.0                   36.7
                                            -----------              ---------
                                            Euro  184.3              Euro 91.4


RELEASE OF PROVISIONS

         Provision releases relate principally to the sales and purchase provisions, shutdown and restructuring provision and the reserve for income tax audit liabilities. Provision releases arise because present circumstances indicate that they are no longer probable and estimable or that the probable amount has been reduced.

GAINS FROM DISPOSAL OF ASSETS

         The gains in 2000 from the disposal of assets include primarily amounts relating to the Colagenase business sold by Knoll AG and Knoll Pharmaceutical Company to Smith and Nephew, the product right Paclitaxel of Knoll AG and the Sion site of Knoll Pharmaceuticals Ltd., India.

OTHER

         Includes revenue generating activities out of the ordinary course of business, income from the adjustment of valuation allowances of accounts receivables and various other items.

5.  OTHER OPERATING EXPENSES

                                                                        2000              1999
                                                                    -----------        ----------
                                                                         (EUROS IN MILLIONS)
Reorganizations and shutdowns                                       Euro   95.3        Euro  57.5
Environmental protection and safety measures,
  costs of demolition of fixed assets and costs
  related to the preparation of capital expenditure projects               11.6              12.4
Losses from foreign currency transactions and conversion                   68.9              32.8
Goodwill amortization                                                      32.1              50.1
Losses from disposal of assets                                              5.6               2.3
Other                                                                     125.1             170.3
                                                                    -----------        ----------
TOTAL                                                               Euro  338.6        Euro 325.4


REORGANIZATIONS AND SHUTDOWNS

         In 1999, charges were related to the permanent shut-down of the production site in Beeston, United Kingdom, and restructuring measures at the Ludwigshafen site of Knoll AG.

         In 2000, charges resulted from the shutdown of research facilities of Knoll Ltd. in Nottingham, United Kingdom and related severance for 250 employees, as well as the reduction of workforce of several European Pharma Companies, especially Knoll AG and Laboratoires Knoll France.

OTHER

         Other is comprised of several items including amortization of intangible assets, valuation allowances on doubtful accounts, liquidation of inventories, expenses for litigation and claims and write-off of fixed assets due to impairment of value.

         The decrease of other in 2000 compared with 1999 was related to lower expenses for litigation and claims from lawsuits involving the drug Synthroid(R) in the United States.

         Impairment losses of 18.9 million were recorded in 2000 by Hokuriku Seiyaku Ltd., Japan, for non-operating land and buildings due to a major decrease of market values.

6.  FINANCIAL RESULT

                                                                            YEAR ENDED DECEMBER 31
                                                                       -------------------------------
                                                                           2000             1999
                                                                       --------------   --------------
                                                                             (EUROS IN MILLIONS)
Income from participating interests and similar income                     Euro 42.4        Euro  2.9
  Thereof from affiliated companies                                             36.1              2.7
Income from profit transfer agreements                                             -              0.1
Losses from loss transfer agreements                                             0.1                -
                                                                       --------------   --------------
Net income from financial assets                                                42.3              3.0
Write-down of, and losses from, retirement of
   financial assets as well as securities held as current assets                 2.3              1.1
Income from other securities and financial assets                                1.7              1.3
  Thereof from affiliated companies                                              0.4              0.6
Other interest, income from sale of marketable securities
   and similar income                                                           45.6             22.5
  Thereof from affiliated companies                                             21.7              1.5
Interest and similar expenses                                                   22.4             15.7
  Thereof to affiliated companies                                               13.3              9.3
                                                                       --------------   --------------
Interest result                                                                 24.9              8.1
                                                                       --------------   --------------
Financial result                                                           Euro 64.9        Euro 10.0


         In 2000, income from participating interests and similar income primarily includes a dividend of Euro 8.4 million from the non-consolidated BASF Pharmachemikalien GmbH & Co. KG, which belongs to the Pharma Active Ingredients Business and a gain of Euro 26.9 million from the profit and loss transfer agreement with the non-consolidated BASF Generics GmbH, belonging to the Generics business.

         According to German GAAP, no interest expense has been capitalized for the construction of fixed assets. The capitalization of interest cost for qualifying assets is part of the reconciliation to U.S. GAAP.

7.  INCOME TAXES

                                                                            2000             1999
                                                                       --------------   --------------
                                                                             (EUROS IN MILLIONS)
Current taxes                                                          Euro    120.6    Euro    100.9
Deferred taxes                                                                  -2.5            -24.8
                                                                       --------------   --------------
Income taxes                                                           Euro    118.1    Euro     76.1


         No German Corporation tax or German trade income tax is included in current taxes, because the German companies had negative taxable income. The effective tax rate and its change are affected by the tax losses of Knoll AG, which are used by BASF Aktiengesellschaft as a consequence of the profit and loss transfer agreement.

         Deferred tax assets and liabilities are calculated using the tax rate applicable in the individual foreign countries. Such rate averaged 28 percent in 2000 and (1999: 36.0 percent). For German companies, the provision was based on a tax rate of 38 percent in 2000 (1999: 52 percent).

         Foreign income tax rates in 2000 (1999) varied between 4.5 percent (4.5 percent) and 42 percent (42 percent).

8.  MINORITY INTERESTS

                                                                2000            1999
                                                              ---------       --------
                                                                (EUROS IN MILLIONS)
Minority interests in profits                                 Euro 13.4       Euro 9.3


         See Note 14 for a detailed analysis of consolidated subsidiaries with minority shareholdings.

         Minority interest in profit are primarily related to Knoll Pharmaceuticals Ltd., Bombay.

9.  OTHER INFORMATION

PERSONNEL COSTS

                                                                                             2000             1999
                                                                                        -------------    -------------
                                                                                            (EUROS IN MILLIONS)
Wages and salaries                                                                      Euro    553.4    Euro    521.1
Social security contributions and expenses for pensions and assistance                          129.7            132.0
  Thereof for pensions                                                                           51.1             50.5
                                                                                        -------------    -------------
TOTAL                                                                                   Euro    683.1    Euro    653.1


AVERAGE NUMBER OF EMPLOYEES

                                                                                         FULLY CONSOLIDATED COMPANIES
                                                                                             2000             1999
                                                                                        -------------    -------------
Europe                                                                                          5,827            6,007
  Thereof Germany                                                                               3,242            3,682
North America (NAFTA)                                                                           2,110            2,276
South America                                                                                   1,000            1,060
Asia, Pacific Area, Africa                                                                      2,413            2,460
                                                                                        -------------    -------------
TOTAL                                                                                          11,350           11,803
  Thereof with trainee contracts                                                                  149              189
  Thereof with limited-term contracts                                                             452              405


         The number of trainee contracts mainly concern vocational trainees. Most of these trainee contracts are within the German operations.

TAXES OTHER THAN ON INCOME

         Taxes other than on income totaled Euro 10.5 million in 1999 and Euro 10.9 million in 2000 and resulted primarily from property and real estate taxes. Such taxes are allocated to the functional cost items of the income statement.

10. INVENTORIES

                                                                        2000             1999
                                                                   --------------   --------------
                                                                         (EUROS IN MILLIONS)
Raw materials and factory supplies                                 Euro     48.4    Euro     59.9
Work-in-process, finished goods and merchandise                            194.5            226.0
Advance payments                                                             0.1              0.1
                                                                   --------------   --------------
TOTAL                                                              Euro    243.0    Euro    286.0


         "Work-in-process" and "Finished goods and merchandise" are combined into one item due to the production conditions in the pharmaceutical industry.

         The acquisition or production cost of raw materials, work in process, finished goods and merchandise is mainly determined by the last-in-first-out (LIFO) method. Factory supplies are carried predominantly at average cost. Inventories of Euro 118.6 million or 49% of total inventories in 2000 and Euro 171.5 million or 60% of total inventories in 1999 are valued according to the LIFO method. The difference between the carrying value determined according to the LIFO method and higher average cost is Euro 15.9 million in 2000 and Euro 18.9 million in 1999.

11.  RECEIVABLES AND OTHER ASSETS

                                                                             2000                        1999
                                                                   --------------------------  -------------------------
                                                                              THEREOF                  THEREOF
                                                                           NON-CURRENT                NON-CURRENT
                                                                   --------------------------  -------------------------
                                                                                  (EUROS IN MILLIONS)
Accounts receivable, trade                                         Euro   571.2   Euro    3.9  Euro  432.6   Euro    2.0
Receivables from affiliated companies                                   1,022.0             -        473.4             -
Other assets                                                               70.8           6.2         78.0          42.7
                                                                   ------------   -----------  -----------   -----------
TOTAL                                                              Euro 1,664.0   Euro   10.1  Euro  984.0   Euro   44.7


12.  PREPAID EXPENSES

                                            2000          THEREOF          1999        THEREOF
                                                          CURRENT                       CURRENT
                                        ------------   ------------    ------------   ------------
                                                           (EUROS IN MILLIONS)
Prepaid lease installments              Euro   79.3    Euro    7.5     Euro     0.7   Euro     0.7
Other                                          13.1            2.1             10.1           10.1
                                        ------------   ------------    ------------   ------------
TOTAL                                   Euro   92.4    Euro    9.6     Euro    10.8   Euro    10.8


In February 2000, BASF Bioresearch Corporation was party to a sale and leaseback transaction for its Worcester research facility. The fixed assets related to this facility were retired, and the gain from the sale was deferred and will be amortized to income over the leaseback period. The proceeds from the transaction were not retained by BASF Bioresearch Corporation and represents prepaid rent for the operating lease during the leaseback period.

13. SUBSCRIBED CAPITAL, CAPITAL SURPLUS AND RETAINED EARNINGS

                                          SUB-SCRIBED      RESERVES
                                            CAPITAL/          AND          CURRENCY                          TOTAL
                                            CAPITAL        RETAINED      TRANSLATION       MINORITY      STOCKHOLDERS`
                                            SURPLUS        EARNINGS      ADJUSTMENT        INTEREST         EQUITY
                                       --------------------------------------------------------------------------------
                                                                     (EUROS IN MILLIONS)
JANUARY 1, 1999                        Euro      976,3     Euro   3,1     Euro   59,7     Euro  132,6    Euro   1171,7
Net income                                                       -7,7                             9,3              1,6
Loss transfer of Knoll AG                                       198,3                                            198,3
Capital Redemption
    of BASFIN UK Branch                         -118,2           -6,4                                           -124,6
Translation Adjustment                                                          148,8            34,6            183,4
Others                                                                                           -3,8             -3,8
                                       --------------------------------------------------------------------------------
DECEMBER 31, 1999                      Euro      858,1     Euro 187,3     Euro  208,5     Euro  172,7    Euro   1426,6

                                          SUB-SCRIBED      RESERVES
                                            CAPITAL/          AND          CURRENCY                          TOTAL
                                            CAPITAL        RETAINED      TRANSLATION       MINORITY      STOCKHOLDERS`
                                            SURPLUS        EARNINGS      ADJUSTMENT        INTEREST         EQUITY
                                       --------------------------------------------------------------------------------
                                                                     (EUROS IN MILLIONS)
JANUARY 1, 2000                        Euro      858,1     Euro 187,3     Euro  208,5     Euro  172,7    Euro   1426,6
Net income                                                      192,8                            13,4            206,2
Loss transfer of Knoll AG                                        72,9                                             72,9
Decrease of subscribed capital
    of Knoll AG                                 -461,3                                                          -461,3
Contribution of financial assets
    to BASF Pharma Holding GmbH                  877,3                                                           883,7
First time consolidation of
    companies formerly combined                  -50,0         -101,2                                           -151,2
Translation Adjustment                                                           13,8            -8,0              5,8
Others                                                                                          -31,1            -31,1
                                       --------------------------------------------------------------------------------
DECEMBER 31, 2000                      Euro     1224,1     Euro 351,8     Euro  222,3     Euro  147,0    Euro   1945,2


         LOSS TRANSFER OF KNOLL AG

          The loss transfer of Knoll AG is related to the profit and loss transfer agreement between Knoll AG and BASF Aktiengesellschaft. Knoll AG records a receivable to BASF Aktiengesellschaft and an increase of retained earnings at the end of the fiscal year for the net loss after taxes, which has to be compensated by BASF Aktiengesellschaft. In the books of BASF Aktiengesellschaft this leads to an expense in the financial result and enables consolidation of the loss for tax purposes in the same period.

          CAPITAL REDEMPTION OF BASFIN UK BRANCH

         BASFIN UK Branch was a branch of BASFIN Corporation/USA, the former holding company of BASF's North American subsidiaries. BASFIN UK Branch was a separate reporting entity, which showed a capital surplus and was accounted for by BASFIN Corp. as a financial asset. As of December 31, 1999, the assets and liabilities of the Pharma Active Ingredient business were sold to BASF plc and the Ethical Drugs Business was sold to Knoll Ltd. After these transactions the balance sheet of BASFIN UK only included cash and equity, which was remitted to BASFIN Corporation.

          CONTRIBUTION OF FINANCIAL ASSETS TO BASF PHARMA HOLDING GMBH

         The increase of subscribed capital and capital surplus reflects the contribution in kind of financial assets to BASF Pharma Holding by BASF Aktiengesellschaft:

         - Lupharma GmbH and Transpharm GmbH, which were acquired by BASF Aktiengesellschaft from Knoll AG
         - BASF Pharmaceutical Group. US/Canada, transferred from BASFIN Corp. to BASF Aktiengesellschaft
         - 96 percent of BASF Aktiengesellschaft's share in Knoll AG

All transactions were recorded at historical cost. The remaining 6 percent share of BASF Aktiengesellschaft in the historical value of Knoll AG's equity was shown as an additional capital surplus.

         DECREASE OF SUBSCRIBED CAPITAL OF KNOLL AG

         Subscribed capital was Euro 511,3 million as of December 31,1999 and Euro 22,0 million as of December 31,2000. Knoll AG's subscribed capital was reduced by Euro 461.3 million and a liability recorded to BASF
Aktiengesellschaft in accordance with a resolution of the annual meeting on September 8, 2000.

         FIRST TIME CONSOLIDATION OF COMPANIES FORMERLY COMBINED

         In 1999, the financial statements of Knoll AG and BASF
Pharmaceutical Group, USA/Canada (formerly BASF Bioresearch Corporation and BASF Pharmaceutical Company) were combined.

         After the reorganization in 2000, which led to BASF Pharma Holding GmbH as the parent company, Knoll AG and BASF Pharmaceutical Group were consolidated as of December 31, 2000, which led to a change of subscribed capital and retained earnings.

14.  MINORITY INTEREST

         Minority interests in stockholders' equity of consolidated subsidiaries is attributable to the following companies:

                                                                                     MINORITY INTEREST AMOUNT
                                                                           ----------------------------------------------
COMPANY                             PARTNER                                   %          2000          %          1999
-------                             -------                                ----------------------------------------------
                                                                                        (EUROS IN MILLIONS)
Hokuriku Seiyaku Co., Ltd. Tokyo,   Publicly traded shares                  33.32    Euro  126.1      35.94   Euro  145.4
Japan
Knoll Pharmaceuticals Ltd., Mumbai  Publicly traded shares                  49.00           14.8      49.00          20.9
(Bombay), India
Knoll Pharmaceuticals Ltd.,         Publicly traded shares                  43.54            4.7      43.54           5.2
Karachi, Pakistan
Knoll Colombiana S.A., Bogota       Gruenenthal Colombiana S.A.             11.75            1.4      11.75           1.2
                                                                                     -----------              -----------
                                                                                     Euro  147.0              Euro  172.7

15.  PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS

         Most employees are entitled to Company pension benefits resulting from defined contribution plans or defined benefit plans. The benefits granted vary according to the legal, fiscal and economic conditions of the countries where subsidiaries and affiliated companies are located. Pension obligations comprise pensions payable after retirement, in case of disability or for surviving dependents. Benefits generally depend on years of service and compensation during the final years of employment.

         For German Group subsidiaries, Company pension commitments are financed primarily by pension provisions. In the case of non-German subsidiaries, pension entitlements are covered in some cases by pension provisions, but mainly by external life insurances or pension funds.

         Pension plans and their respective costs are predominantly determined using the "projected unit credit method" as defined by SFAS No.
87. The weighted average rates used for calculating the principal retirement plans are as follows.

          Similar obligations refer to commitments of the BASF Pharmaceutical Group, USA, to provide for the costs of medical and life insurance benefits for employees and eligible dependents after retirement.

16.  LIABILITIES

                                                                              2000              1999
                                                                          --------------    --------------
                                                                                 (EUROS IN MILLIONS)
Commercial paper                                                          Euro       4.7    Euro       4.0
Liabilities to credit institutions                                                  63.0              40.7
                                                                          --------------    --------------
Financial liabilities                                                     Euro      67.7    Euro      44.7


MISCELLANEOUS LIABILITIES AND DEFERRED INCOME

                                                                          THEREOF                           THEREOF
                                                          2000            CURRENT           1999            CURRENT
                                                     -------------    -------------    --------------   --------------
                                                                            (EUROS IN MILLIONS)
Advances received on account of orders               Euro      5.4    Euro      5.4    Euro       0.1   Euro       0.1
Liabilities on bills                                           1.9              1.9               2.9              2.9
Tax liabilities                                               29.5             29.3              20.9             20.6
Liabilities relating to social security                       16.9             16.9              13.1             13.1
Other miscellaneous liabilities                               54.5             51.0              58.0             52.9
                                                     -------------    -------------    --------------   --------------
Total miscellaneous liabilities                              108.2            104.5              95.0             89.6
Deferred income                                               50.6             12.3               8.4              8.4
                                                     -------------    -------------    --------------   --------------
Total miscellaneous liabilities and deferred         Euro    158.8    Euro    116.8    Euro     103.4   Euro      98.0
income


RESIDUAL TERMS OF LIABILITIES

                                                            2000                                   1999
                                                            ----                                   ----
                                              UP TO ONE YEAR     MORE THAN FIVE       UP TO ONE YEAR     MORE THAN FIVE
                                                                     YEARS                                   YEARS
                                              ---------------  ----------------  -------------------  -----------------
                                                                    (EUROS IN MILLIONS)
Bonds and other liabilities to capital
market                                        Euro       0.6   Euro         0.8  Euro            0.6  Euro            -
Liabilities to credit institutions                      53.1                2.0                 28.0                3.1
Accounts payable, trade                                151.0                  -                126.9                  -
Liabilities to affiliated companies                    199.3                  -                277.5                  -
Advances received on account of orders                     -                  -                  0.1                  -
Liabilities on bills                                     1.9                  -                  2.9                  -
Other liabilities                                       97.1                1.9                 86.7                0.1
                                              ---------------  ----------------  -------------------  -----------------
                                              Euro     503.0   Euro         4.7  Euro          522.7  Euro          3.2


SECURED LIABILITIES

                                                                                   2000           1999
                                                                                   ----           ----
                                                                                    (EUROS IN MILLIONS)
Liabilities to credit institutions                                              Euro    -      Euro    15.1


         Liabilities are collateralized by mortgages, land charges or securities.

17.  CONTINGENT LIABILITIES AND OTHER FINANCIAL OBLIGATIONS

         Contingent liabilities, as listed below, have not been accrued as the risk of loss is not considered probable.

                                                                       2000             1999
                                                                   --------------   --------------
                                                                         (EUROS IN MILLIONS)
Bills of exchange                                                  Euro      0.2    Euro       0.2
  Thereof to affiliated companies                                              -                 -
Guarantees                                                                   1.6               1.2
Warranties                                                                     -                 -
                                                                   --------------   --------------
                                                                   Euro      1.8    Euro       1.4

OTHER FINANCIAL OBLIGATIONS
                                                                       2000             1999
                                                                   --------------   --------------
                                                                       (EUROS IN MILLIONS)
Remaining cost of construction in progress                         Euro     68.9    Euro      15.2
  Thereof purchase commitment                                               16.0               2.7
Commitments from long-term rental and leasing contracts                     41.0              37.8
Other commitments                                                           41.5              22.0
                                                                   --------------   --------------
TOTAL                                                              Euro    151.4    Euro      75.0



----------------------------------------------------------------------------------------------------
BASF Pharmaceutical Business: Development of fixed assets for the fiscal year 1999
----------------------------------------------------------------------------------------------------
Knoll-Group                                                Gross values
                                --------------------------------------------------------------------
(euros in millions)              Balance as     Change Additions Disposals Transfers,   Balance as
                                         of   in scope                     including            of
                                 January 1,         of                      exchange   December 31
                                       1999  consolidat.                       rates          1999
----------------------------------------------------------------------------------------------------
Patents, licences, trademarks and
similar rights                        953.8                  6.8       3.2      72.5       1,029.9

Goodwill                              219.4                                     10.8         230.2
Advance payments                        0.8                  6.4                -6.3           0.9
----------------------------------------------------------------------------------------------------
Intangible assets                   1,174.0                 13.2       3.2      77.0       1,261.0
----------------------------------------------------------------------------------------------------
Land, land rights and buildings
including buildings on land
owned by others                       534.2                  6.1       6.4      79.6         613.5
Machinery and technical
equipment                             477.1                 13.1      18.7      23.0         494.5
Miscellaneous equipment and
fixtures                              300.0                 18.9      22.9      14.8         310.8
Advance payments and
constructions in progress              48.2                 56.4               -51.9          52.7
----------------------------------------------------------------------------------------------------
Fixed assets                        1,359.5                 94.5      48.0      65.5       1,471.5
----------------------------------------------------------------------------------------------------
Shares in affiliated companies         57.8                  8.7       0.4      16.3          82.4

Loans to affiliated companies           2.8                            0.2       0.3           2.9

Shares in associated companies          0.7                  0.1                -0.4           0.4
Shares in participating interests       0.1                                                    0.1
Loans to associated companies
and participating interests
Securities held as fixed assets        24.7                  2.0       5.6       0.5          21.6

Loans and other investments             7.9                  1.1       2.4       0.1           6.7
----------------------------------------------------------------------------------------------------
Financial assets                       94.0                 11.9       8.6      16.8         114.1
----------------------------------------------------------------------------------------------------
Fixed assets                        2,627.5                119.6      59.8     159.3       2,846.6
----------------------------------------------------------------------------------------------------



                                   ---------------------------------------------------------------------------------------
                                                                Depreciations                                  Net values
                                   ---------------------------------------------------------------------------------------

                                     Balance as      Change  Additions  Disposals  Transfers,    Balance as    Balance as
                                             of    in scope                         including            of            of
                                     January 1,          of                          exchange   December 31   December 31
                                           1999  consolidat.                            rates          1999          1999
---------------------------------------------------------------------------------------------------------------------------
Patents, licences, trademarks and
similar rights                            442.5                  106.3        2.9        17.8         563.7         466.2

Goodwill                                  128.6                   50.1        0.6         8.4         186.5          43.7
Advance payments                                                                                                      0.9
---------------------------------------------------------------------------------------------------------------------------
Intangible assets                         571.1                  156.4        3.5        26.2         750.2         510.8
---------------------------------------------------------------------------------------------------------------------------
Land, land rights and buildings
including buildings on land
owned by others                           233.7                   21.0        3.9        22.7         273.5         340.0
Machinery and technical
equipment                                 345.1                   36.8       16.4        -2.0         363.5         131.0
Miscellaneous equipment and
fixtures                                  210.9                   39.6       21.7         1.5         230.3          80.5
Advance payments and
constructions in progress                   0.6                    0.3                   -0.6           0.3          52.4
---------------------------------------------------------------------------------------------------------------------------
Fixed assets                              790.3                   97.7       42.0        21.6         867.6         603.9
---------------------------------------------------------------------------------------------------------------------------
Shares in affiliated companies              0.4                    0.2        0.4                       0.2          82.2

Loans to affiliated companies                                                                                         2.9

Shares in associated companies                                                                                        0.4
Shares in participating interests                                                                                     0.1
Loans to associated companies
and participating interests
Securities held as fixed assets             1.9                               1.8         0.2           0.3          21.3

Loans and other investments                 1.5                    0.3        0.4                       1.4           5.3
---------------------------------------------------------------------------------------------------------------------------
Financial assets                            3.8                    0.5        2.6         0.2           1.9         112.2
---------------------------------------------------------------------------------------------------------------------------

Fixed assets                            1,365.2                  254.6       48.1        48.0       1,619.7       1,226.9





---------------------------------------------------------------------------------------------------------------
BASF Pharmaceutical Business: Development of fixed assets for the fiscal year 2000
---------------------------------------------------------------------------------------------------------------
(euros in millions)                                              Gross values
                                 ------------------------------------------------------------------------------
                                   Balance as       Change    Additions   Disposals   Transfers,   Balance as
                                           of     in scope                             including           of
                                   January 1,           of                              exchange  December 31
                                         2000  consolidat.                                 rates         2000
---------------------------------------------------------------------------------------------------------------
Patents, licences, trademarks and
similar rights                        1,029.9                       4.6        13.3         29.3      1,050.5

Goodwill                                230.2            -          1.7           -          3.4        235.3

Advance payments                          0.9            -          1.1         0.5    -     1.4          0.1
---------------------------------------------------------------------------------------------------------------
Intangible assets                     1,261.0            -          7.4        13.8         31.3      1,285.9
---------------------------------------------------------------------------------------------------------------

Land, land rights and buildings
including buildings on land
owned by others                         613.5            -          2.1        86.3    -    23.4        505.9
Machinery and technical
equipment                               494.5            -         11.4        39.0    -    99.7        367.2
Miscellaneous equipment and
fixtures                                310.8            -         21.7        33.1          8.8        308.2
Advance payments and
constructions in progress                52.7            -         62.9         0.8    -    41.4         73.4
---------------------------------------------------------------------------------------------------------------
Fixed assets                          1,471.5            -         98.1       159.2    -   155.7      1,254.7
---------------------------------------------------------------------------------------------------------------

Shares in affiliated companies           82.4                      51.1        26.0    -     0.1        107.4

Loans to affiliated companies             2.9            -            -         0.3            -          2.6

Shares in associated companies            0.4            -            -           -            -          0.4
Shares in participating interests         0.1            -            -           -            -          0.1
Loans to associated companies               -            -            -           -            -            -
and participating interests

Securities held as fixed assets          21.6            -          2.3         6.5          6.1         23.5

Loans and other investments               6.7            -          0.7         1.6    -     1.0          4.8
---------------------------------------------------------------------------------------------------------------
Financial assets                        114.1            -         54.1        34.4          5.0        138.8
---------------------------------------------------------------------------------------------------------------
Fixed assets                          2,846.6            -        159.6       207.4    -   119.4      2,679.4
---------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
(euros in millions)                                            Depreciations                                        Net values
                                 --------------------------------------------------------------------------------------------------
                                 Balance as       Change   Additions   Disposals   Transfers,   Balance as  Balance as   Balance as
                                         of     in scope                            including           of          of           of
                                 January 1,           of                             exchange  December 31 December 31  December 31
                                       2000  consolidat.                                rates         2000        2000         1999
-----------------------------------------------------------------------------------------------------------------------------------

Patents, licences, trademarks
and similar rights                  563.7            -         93.5          7.0         13.7        663.9       386.6        466.2

Goodwill                            186.5            -         32.1                       3.4        222.0        13.3         43.7

Advance payments                        -            -            -            -            -            -         0.1          0.9
-----------------------------------------------------------------------------------------------------------------------------------
Intangible assets                   750.2            -        125.6          7.0         17.1        885.9       400.0        510.8
-----------------------------------------------------------------------------------------------------------------------------------

Land, land rights and buildings
including buildings on land
owned by others                     273.5            -         46.8         39.4      -  24.0        256.9       249.0        340.0
Machinery and technical
equipment                           363.5            -         32.4         32.5      - 105.5        257.9       109.3        131.0
Miscellaneous equipment and
fixtures                            230.3            -         42.3         30.2      -   5.1        237.3        70.9         80.5
Advance payments and
constructions in progress             0.3            -          0.6          0.4      -   0.3          0.2        73.2         52.4
-----------------------------------------------------------------------------------------------------------------------------------
Fixed assets                        867.6            -        122.1        102.5      - 134.9        752.3       502.4        603.9
-----------------------------------------------------------------------------------------------------------------------------------

Shares in affiliated companies        0.2            -          0.9            -            -          1.1       106.3         82.2

Loans to affiliated companies           -            -            -            -            -            -         2.6          2.9

Shares in associated companies          -            -            -            -            -            -         0.4          0.4
Shares in participating interests       -            -            -            -            -            -         0.1          0.1
Loans to associated companies           -            -            -            -            -            -           -            -
and participating interests

Securities held as fixed assets       0.3            -          0.4          0.8            -      -   0.1        23.6         21.3

Loans and other investments           1.4            -          0.1          0.2      -   0.3          1.0         3.8          5.3
-----------------------------------------------------------------------------------------------------------------------------------
Financial assets                      1.9            -          1.4          1.0      -   0.3          2.0       136.8        112.2
-----------------------------------------------------------------------------------------------------------------------------------
Fixed assets                      1,619.7            -        249.1        110.5      - 118.1      1,640.2     1,039.2      1,226.9
-----------------------------------------------------------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS


We have audited the accompanying consolidated balance sheets of the BASF Pharmaceuticals Business as of December 31, 2000 and 1999, and the related consolidated statements of income and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Knoll Aktiengesellschaft and Hokuriku Seiyaku Co., Ltd. (consolidated companies), which statements reflect total assets constituting 41% and 39%, respectively, of consolidated total assets as of December 31, 2000 and 1999, and total revenues constituting 17% and 19%, respectively, of consolidated total revenues for the years then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for such companies, is based solely on the reports of such other auditors.

We conducted our audits in accordance with auditing standards generally accepted in Germany and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of the BASF Pharmaceuticals Business as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in Germany.

Application of accounting principles generally accepted in the United States of America would have affected stockholders' equity as of December 31, 2000 and 1999 and net income for each of the years then ended to the extent summarized in
Note 2 to the consolidated financial statements.

Frankfurt am Main, April 20, 2001

Deloitte & Touche GmbH
Wirtschaftsprufungsgeselleschaft


(Prof. Dr. Emmerich)                        (Kompenhans)
Wirtschaftsprufer                           Wirtschaftsprufer

                         REPORT OF INDEPENDENT AUDITORS

         We have audited the accompanying balance sheet of Knoll AG, Ludwigshafen, as of December 31, 2000 and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America and Germany, as promulgated by the German Institute of Certified Public Accountants (IDW). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in Germany. The application of accounting principles generally accepted in the United States of America, where such accounting principles differ from those generally accepted in Germany, would have affected the determination on the net result for the year ended December 31, 2000 and the determination of stockholder's equity at December 31, 2000, as summarized in Note 2.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knoll AG, Ludwigshafen, as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Germany.

Mannheim, January 26, 2001

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft



A. Muller                                   Ketterle
Wirtschaftsprufer                           Wirtschaftsprufer
                                            Certified Public Accountant

                         REPORT OF INDEPENDENT AUDITORS

         We have audited the accompanying balance sheet of Knoll AG, Ludwigshafen, as of December 31, 1999 and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America and Germany, as promulgated by the German Institute of Certified Public Accountants (IDW). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in Germany. The application of accounting principles generally accepted in the United States of America, where such accounting principles differ from those generally accepted in Germany, would have affected the determination on the net result for the year ended December 31, 1999 and the determination of stockholder's equity at December 31, 1999, as summarized in Note 2.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knoll AG, Ludwigshafen, as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Germany.

Mannheim, January 28, 2000

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft



A. Muller                                   Ketterle
Wirtschaftsprufer                           Wirtschaftsprufer
                                            Certified Public Accountant

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Management of Hokuriku Seiyaku Co., Ltd.:

We have audited the accompanying balance sheet of Hokuriku Seiyaku Co., Ltd. (a Japanese corporation) as of December 31, 2000, and the related statements of income and cash flows for the year then ended, all expressed in Japanese yen. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared in accordance with the accounting principles generally accepted in Japan. Such accounting principles differ from accounting principles generally accepted in the United States of America. The application of accounting principles generally accepted in the United States of America would have affected the determination of net income for the year ended December 31, 2000 and the determination of stockholders' equity at December 31, 2000 as summarized in Note 2.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

Our audit also comprehended the translation of Japanese yen amounts into Euro amounts for the purpose of consolidation with the financial statements of BASF AG (the "Parent Company"). In our opinion, such translation has been made in conformity with the translation method as described in Note 4.




Asahi & Co

Tokyo, Japan
January 26, 2001

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Management of Hokuriku Seiyaku Co., Ltd.:

We have audited the accompanying balance sheet of Hokuriku Seiyaku Co., Ltd. (a Japanese corporation) as of December 31, 1999, and the related statements of income and cash flows for the year then ended, all expressed in Japanese yen. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared in accordance with the accounting principles generally accepted in Japan. Such accounting principles differ from accounting principles generally accepted in the United States of America. The application of accounting principles generally accepted in the United States of America would have affected the determination of net income for the year ended December 31, 1999 and the determination of stockholders' equity at December 31, 1999 as summarized in Note 2.

As more fully explained in Note 1 to the financial statements, the Company's closing procedures at December 31, 1998 were less extensive than would be required by generally accepted accounting principles in Japan, and therefore certain adjustments were not recorded at that date.

In our opinion, except for the effect of the adjustments discussed in the preceding paragraph, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

Our audit also comprehended the translation of Japanese yen amounts into Deutsche Mark amounts for the purpose of consolidation with the financial statements of BASF AG (the "Parent Company"). In our opinion, such translation has been made in conformity with the translation method as described in Note 4.


Asahi & Co

Tokyo, Japan
January 28, 2000